AMENDMENT TO THE AGREEMENT AND DECLARATION OF TRUST OF THE

SARATOGA ADVANTAGE TRUST

ESTABLISHMENT AND DESIGNATION OF SERIES OF SHARES

OF BENEFICIAL INTEREST

Pursuant to Section 4.2 of the Agreement and Declaration of Trust dated April 4, 1994 (as the same has been amended and restated from time to time, the "Declaration"), of The Saratoga Advantage Trust, a Delaware business trust (the "Trust"), the Trustees of the Trust hereby establish and designate certain sub-trusts of shares of beneficial interest, $0.001 par value per share (the "Shares") and classes of Shares of any sub-trust of the Trust.

1.                  The following series of the Trust are established and designated (each a "Sub-Trust" and collectively, the "Sub-Trusts"), with the relative rights and preferences set forth below:

1.      U.S. Government Money Market Portfolio

2.      Investment Quality Bond Portfolio

3.      Municipal Bond Portfolio

4.      Large Capitalization Value Portfolio

5.      Large Capitalization Growth Portfolio

6.      Mid Capitalization Portfolio

7.      Small Capitalization Portfolio

8.      International Equity Portfolio

9.      Health & Biotechnology Portfolio

10.  Technology & Communications Portfolio

11.  Financial Services Portfolio

12.  Energy & Basic Materials Portfolio

13.	Alternative Strategies Portfolio
14.	James Alpha Global Enhanced Real Return Portfolio (renamed James Alpha Macro Portfolio)

15.  James Alpha Global Real Estate Investments Portfolio

16.  James Alpha Multi Strategy Alternative Income Portfolio

17.  James Alpha Yorkville MLP Portfolio

18. James Alpha Family Office Portfolio

19. James Alpha Managed Risk Domestic Equity Portfolio

20. James Alpha Managed Risk Emerging Markets Equity Portfolio

21.       James Alpha Hedged High Income Portfolio

22.       James Alpha Equity Hedge Portfolio

23.       James Alpha Event Driven Portfolio

24.       James Alpha Total Hedge Portfolio

25.       James Alpha Relative Value Portfolio

2.                  The following classes of Shares are established and designated (each a "Class" and collectively, the "Classes") with respect to each Sub-Trust set forth below, with the relative rights and preferences specified herein:

1.	Class A: U.S. Government Money Market Portfolio; Investment Quality Bond Portfolio; Municipal Bond Portfolio; Large Capitalization Value Portfolio; Large Capitalization Growth Portfolio; Mid Capitalization Portfolio; Small Capitalization Portfolio; International Equity Portfolio; Health & Biotechnology Portfolio; Technology & Communications Portfolio; Financial Services Portfolio; Energy & Basic Materials Portfolio; Alternative Strategies Portfolio; James Alpha Global Enhanced Real Return Portfolio (renamed James Alpha Macro Portfolio); James Alpha Global Real Estate Investments Portfolio; James Alpha Multi Strategy Alternative Income Portfolio; James Alpha Yorkville MLP Portfolio; James Alpha Family Office Portfolio; James Alpha Managed Risk Domestic Equity Portfolio; James Alpha Managed Risk Emerging Markets Equity Portfolio; James Alpha Hedged High Income Portfolio; James Alpha Equity Hedge Portfolio; James Alpha Event Driven Portfolio; James Alpha Total Hedge Portfolio; and James Alpha Relative Value Portfolio.
2.	Class B: U.S. Government Money Market Portfolio; Investment Quality Bond Portfolio; Municipal Bond Portfolio; Large Capitalization Value Portfolio; Large Capitalization Growth Portfolio; Mid Capitalization Portfolio; Small Capitalization Portfolio; International Equity Portfolio; Health & Biotechnology Portfolio; Technology & Communications Portfolio; Financial Services Portfolio and Energy & Basic Materials Portfolio.
3.	Class C: U.S. Government Money Market Portfolio; Investment Quality Bond Portfolio; Municipal Bond Portfolio; Large Capitalization Value Portfolio; Large Capitalization Growth Portfolio; Mid Capitalization Portfolio; Small Capitalization Portfolio; International Equity Portfolio; Health & Biotechnology Portfolio; Technology & Communications Portfolio; Financial Services Portfolio; Energy & Basic Materials Portfolio; James Alpha Global Enhanced Real Return Portfolio (renamed James Alpha Macro Portfolio); James Alpha Global Real Estate Investments Portfolio; James Alpha Multi Strategy Alternative Income Portfolio; James Alpha Yorkville MLP Portfolio; James Alpha Family Office Portfolio; James Alpha Managed Risk Domestic Equity Portfolio; James Alpha Managed Risk Emerging Markets Equity Portfolio; James Alpha Hedged High Income Portfolio; James Alpha Equity Hedge Portfolio; James Alpha Event Driven Portfolio; James Alpha Total Hedge Portfolio; and James Alpha Relative Value Portfolio.
2

4.	Class I: U.S. Government Money Market Portfolio; Investment Quality Bond Portfolio; Municipal Bond Portfolio; Large Capitalization Value Portfolio; Large Capitalization Growth Portfolio; Mid Capitalization Portfolio; Small Capitalization Portfolio; International Equity Portfolio; Health & Biotechnology Portfolio; Technology & Communications Portfolio; Financial Services Portfolio; Energy & Basic Materials Portfolio; Alternative Strategies Portfolio; James Alpha Global Enhanced Real Return Portfolio (renamed James Alpha Macro Portfolio); James Alpha Global Real Estate Investments Portfolio; James Alpha Multi Strategy Alternative Income Portfolio; James Alpha Yorkville MLP Portfolio; James Alpha Family Office Portfolio; James Alpha Managed Risk Domestic Equity Portfolio; James Alpha Managed Risk Emerging Markets Equity Portfolio; James Alpha Hedged High Income Portfolio; James Alpha Equity Hedge Portfolio; James Alpha Event Driven Portfolio; James Alpha Total Hedge Portfolio; and James Alpha Relative Value Portfolio.
5.	Class S: James Alpha Macro Portfolio; James Alpha Global Real Estate Investments Portfolio; James Alpha Multi Strategy Alternative Income Portfolio; James Alpha Yorkville MLP Portfolio; James Alpha Family Office Portfolio; James Alpha Managed Risk Domestic Equity Portfolio; James Alpha Managed Risk Emerging Markets Equity Portfolio; James Alpha Hedged High Income Portfolio; James Alpha Equity Hedge Portfolio; James Alpha Event Driven Portfolio; James Alpha Total Hedge Portfolio; and James Alpha Relative Value Portfolio.

3.                  Each Sub-Trust shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such Sub-Trust. Each Share of a Sub-Trust shall be redeemable to the extent provided in the Declaration, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which Shareholders of that Sub-Trust may vote in accordance with the Declaration, shall represent a pro rata beneficial interest in the assets allocated or belonging to such Sub-Trust, and shall be entitled to receive its pro rata share of the net assets of such Sub-Trust upon liquidation of such Sub-Trust, all as provided in Article (d), Section 4.2 of the Declaration. The proceeds of the sale of Shares of a Sub-Trust, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to such Sub-Trust, unless otherwise required by law.

4.                  Shares of each Class shall be entitled to all the rights and preferences accorded to Shares under the Declaration.

5.                  Shareholders of each Class shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to a Sub-Trust as provided in, Rule 18f-3, as from time to time in effect, under the Investment Company Act of 1940, as amended (the "1940 Act"), or any successor rules, and by the Declaration.

6.                  The assets and liabilities of the Trust shall be allocated among the Sub-Trusts and any other series of Shares that may be established from time to time as set forth in Article (a) and (b), Section 4.2 of the Declaration.

7.                  The designation of the Sub-Trusts and Classes hereby shall not impair the power of the Trustees from time to time to designate additional series and/or classes of Shares of the Trust.

8.                  Subject to the applicable provisions of the 1940 Act and the provisions of Article (2), Section 4.2 of the Declaration, the Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Sub-Trust and/or Class now or hereafter created, or to otherwise change the special relative rights of the Sub-Trust and/or Class designated hereby without any action or consent of the Shareholders.

3

9.                  Except as otherwise permitted by the Declaration, a Sub-Trust may be terminated by the Trustees at any time by a majority of the Trustees then in office subject to a favorable vote of a Majority of the Outstanding Voting Shares of the Sub-Trust.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 22nd day of March, 2017.

/s/ Bruce E. Ventimiglia

Bruce E. Ventimiglia

President and CEO

4